Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14194, 33-5814, 33-2092, 2-72936, 2-82780,
2-64255,  33-41598,  33-54293,  33-59051,  333-05225,  333-29135,  33-54400  and
333-39684) of Ionics, Incorporated of our report dated March 20, 2002, except for the first paragraph of Note 8, as to which the date is March 28, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2002